Exhibit 10.31=
IVANHOE ELECTRIC, INC.
2022 LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the 2022 Long Term Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Agreement”).
I.NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant:
Grant Date:
Total Number of Restricted Stock Units (“RSUs”):
Vesting Commencement Date:

Vesting Schedule:

One-fifth (1/5) of the Shares subject to the RSU shall vest on the one (1) year anniversary of the Vesting Commencement Date, and one-fifth (1/5) of the Shares subject to the RSU shall vest on each of the following four (4) anniversaries thereafter, subject to Participant continuing to be an Employee through each such date, which period may include a notice period of up to three months following the Participant’s Termination of Service. On each vesting date, the number of Shares vesting shall be rounded down to the nearest whole share, with the balance vesting on the last vesting date.
Notwithstanding the previous paragraph, vesting of the Shares subject to the RSU shall be accelerated as follows:
(a)Without Cause: If Company terminates Participant’s employment without Cause as defined in Participant’s employment agreement before the Shares subject to the RSU are fully vested, a pro rata number of Shares subject to the RSU shall vest on the Participant’s termination date based on Participant’s service completed from the Grant Date through the date of termination, as follows:
i.If Company terminates Participant’s employment without Cause prior to the first anniversary of the Vesting Commencement Date, a pro rata portion of the unvested RSUs shall vest based on the sum of: (1) a pro rata portion of the unvested RSUs relating to the one-third of the Shares subject to the RSU award that would have otherwise vested on the first anniversary of the Vesting Commencement Date, based on the number of whole months Participant was employed from the Grant Date, divided by 12 months, plus (2) a pro rata portion of the unvested RSUs relating to the one-third of the Shares subject to the RSU award that would have otherwise vested on the second anniversary of the Vesting Commencement Date, based on the number of whole months Participant was employed from the Grant Date, divided by 24 months, plus (3) a pro rata portion of the unvested RSUs relating to the one-third of the Shares subject to the RSU award that would have otherwise vested on the third anniversary of the Vesting Commencement Date, based on the number of whole months Participant was employed from the Grant Date, divided by 36 months;
ii.If Company terminates Participant’s employment without Cause prior to the second anniversary of the Vesting Commencement Date, a pro rata portion of the unvested RSUs shall vest based on the sum of: (1) a pro rata portion of the unvested RSUs relating to the one-third of the Shares subject to the RSU award that would have otherwise vested on the second anniversary of the Vesting Commencement Date, based on the number of whole months Participant was employed from the Grant Date, divided by 24 months, plus (2) a pro rata portion of the unvested RSUs relating to the one-third of the Shares subject to the RSU award that would have otherwise vested on the third anniversary of the Vesting Commencement Date, based on the number of whole months Participant was employed from the Grant Date, divided by 36 months;
iii.If Company terminates Participant’s employment without Cause prior to the third anniversary of the Vesting Commencement Date, a pro rata portion of the unvested RSUs relating to the one-third of the Shares subject to the RSU award that would have otherwise vested on the third anniversary of the Vesting Commencement Date shall vest based on the number of whole months Participant was employed from the Grant Date, divided by 36 months.
(b)Death: If Participant terminates employment due to death as described in Participant’s employment agreement, one hundred percent (100%) of the Shares subject to the RSU shall immediately vest as of the date of termination to the extent they are not already fully vested;
(c)Disability: If Participant terminates by reason of Disability as defined in Participant’s employment agreement, one hundred percent (100%) of the Shares subject to the RSU shall immediately vest as of the date of termination to the extent they are not already fully vested;
(d)Change in Control: If Company terminates Participant’s employment without Cause or Participant terminates his employment for Good Reason, as each are defined in the Participant’s employment agreement, in either event within 12 months of a Change in Control as defined in Participant’s employment agreement, one hundred percent (100%) of the Shares subject to the RSU shall immediately vest as of the date of termination to the extent they are not already fully vested.
Termination:
If the Participant experiences a Termination of Service all RSUs that have not become vested on or prior to the date of such Termination of Service or within a notice period of up to three months following the Participant’s Termination of Service, as described in the Vesting Schedule above, will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

II. AGREEMENT
1.Grant of RSUs. The Administrator hereby grants to the Participant, effective as of the Grant Date set forth in the Grant Notice, an award of RSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration. Subject to Article 12 of the Plan, in the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall prevail.
2.Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth herein, the Participant will have no right to receive Common Stock under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting Schedule. Subject to Section 5 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Notice (rounding down to the nearest whole Share).
4.Consideration to the Company. In consideration of the grant of the award of RSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

5.Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, upon the Participant’s Termination of Service for any or no reason, all RSUs which have not vested prior to or in connection with such Termination of Service or applicable notice period thereafter as provided herein, including any applicable acceleration of vesting set forth in the Notice above, shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs which have not become vested as of the date on which the Participant incurs a Termination of Service shall thereafter become vested except within a notice period of up to three months following the Participant’s Termination of Service.
6.Issuance of Common Stock upon Vesting.
a.As soon as administratively practicable following the vesting of any RSUs pursuant to Section 3 hereof, but in no event later than thirty (30) days after such vesting date, the Company shall deliver to the Participant a number of Shares equal to the number of RSUs subject to this Award that vest on the applicable vesting date. Notwithstanding the prior sentence, in the event the accelerated vesting of any RSUs are contingent upon Participant’s execution and non-revocation of a general release of claims under the terms of Participant’s employment agreement, the Shares shall be delivered no later than forty-five (45) days following the Participant’s execution and non-revocation of such general release, but in no case later than the date provided in Section 8.3 of the Plan.
b.As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs. The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares.
7.Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.4 of the Plan.
8.Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.
9.RSUs Not Transferable. The RSUs shall be subject to the restrictions on transferability set forth in Section 10.3 of the Plan.
10.Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

11.Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
12.Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.
13.Entire Agreement; Governing Law; Venue. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware. Any action or proceeding brought by a party arising out of or in connection with this Agreement shall be brought solely in a court of competent jurisdiction located in the State of Arizona. To the extent permitted by law, the parties agree not to contest such exclusive jurisdiction or seek the transfer of any action relating to such dispute to any other jurisdiction. Each of the Parties hereby submits to personal jurisdiction and waives any objection as to venue in the State of Arizona.
14.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
15.Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.
16.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 9 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
17.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
18.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RSU, OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT

THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.
19.Entire Agreement. The Plan and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
20.Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
21.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.
Participant acknowledges receipt of a copy of the Plan and represents that they are familiar with the terms and provisions thereof, and hereby accepts this RSU subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this RSU in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this RSU, and fully understands all provisions of the RSU. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this RSU. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	IVANHOE ELECTRIC INC.

By:
______________________ Signature Name: ________________	___________________________
Address: ______________________ ______________________